UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2007

Willow Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Wayne, Pennsylvania		19087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 995-1700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2007, the Board of Directors of Willow Financial Bancorp, Inc. (the "Company") amended Sections 1.1, 7.1 and 7.2 of the Company’s Bylaws and Article Four of the Company’s Articles of Incorporation (the "Amendments"). The purpose of the Amendments is to permit shares of the Company's common stock and other equity securities to be represented by uncertificated shares through a direct registration program, as required by NASDAQ Marketplace Rule 4350(1).  The Company has no current plans to actually utilize uncertificated shares.  In addition, Section 1.1 of the Bylaws was amended to reflect the name of the Company as "Willow Financial Bancorp, Inc."

The Amendment to the Articles of Incorporation, consisting of the addition of subsection E to Article IV, and the Amended and Restated Bylaws which are attached to this Current Report as Exhibits 3.1 and 3.2, respectively, are incorporated into this Item 5.03 by this reference. The description of the Amendments is qualified in its entirety by reference to Exhibits 3.1 and 3.2 hereto. The amendment of the Articles of Incorporation was effective as of December 21, 2007.

Item 9.01               Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

Exhibit Number	Description
3.1	Amendment to the Articles of Incorporation of the Registrant
3.2	Amended and Restated Bylaws of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW FINANCIAL BANCORP, INC.

Date: December 21, 2007	By:	/s/ Donna M. Coughey
Donna M. Coughey
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amendment to the Articles of Incorporation of the Registrant
3.2	Amended and Restated Bylaws of the Registrant